UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 1, 2008

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2008, Aetna Inc. (“Aetna”) announced that Rajan Parmeswar was appointed Vice President, Controller and Chief Accounting Officer of Aetna.  Mr. Parmeswar is expected to commence employment at Aetna on August 18, 2008.  Mr. Parmeswar succeeds Ronald M. Olejniczak who, as previously announced, retired from Aetna on July 31, 2008.

Mr. Parmeswar, age 46, is a certified public accountant and is currently an audit partner at Pricewaterhouse Coopers LLP, a position he has held since 1998.  Mr. Parmeswar joined Pricewaterhouse Coopers LLP in 1989.

The key terms of Mr. Parmeswar’s compensation arrangements are as follows:

•
Mr. Parmeswar’s base salary will be $310,000 and his full-year annual bonus opportunity at target performance will be 50% of his base salary.  Mr. Parmeswar will be eligible for a pro-rated bonus award for calendar year 2008.

•
Mr. Parmeswar will receive a sign on long-term equity grant of performance stock units (“PSUs”) with a grant date value of $48,750 and stock appreciation rights (“SARs”) with a theoretical grant date value of $113,750*. The performance period for the PSUs is January 1, 2008 through December 31, 2009.  The number of PSUs that will vest, if any, at the end of the performance period is dependent on Aetna’s performance relative to the established financial measure. The SARs will vest in three equal annual installments, with the first installment vesting on the first anniversary of the grant date. The grant date for these PSUs and SARs will be the tenth day of the month after Mr. Parmeswar commences employment at Aetna.

•
Management has agreed to recommend to the Committee on Compensation and Organization of Aetna’s Board of Directors that Mr. Parmeswar receive a long-term equity award in 2009 at the same time regular long-term incentive awards are recommended for other officers of Aetna and that such award not be prorated.

•	In recognition of his career move, Mr. Parmeswar will be provided a sign-on cash payment of $250,000.

* Reflects the theoretical grant date value of the SARs to be granted. The strike price and the number of SARs will be determined using Aetna’s closing stock price on the grant date and a SAR valuation factor of 30% (i.e., the number of SARs granted will be equal to the dollar value of the theoretical grant date value divided by a factor determined by multiplying Aetna’s closing stock price on the grant date by 30%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: August 6, 2008	By:	/s/ Joseph M. Zubretsky
Name: Joseph M. Zubretsky
Title: Executive Vice President and Chief Financial Officer